UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2022

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)
New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad St., Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None		None
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On January 24, 2022, the holders of approximately 64.32% of the outstanding shares of common stock of Hexion Holdings Corporation, a Delaware corporation (the “Company”) and the indirect parent of Hexion Inc., delivered to the Company a written consent (the “Written Consent”) in accordance with the Delaware General Corporation Law (“DGCL”) whereby such holders approved and adopted that certain Agreement and Plan of Merger, dated as of December 20, 2021, by and among the Company, ASP Resins Intermediate Holdings, Inc., a Delaware corporation and an affiliate of American Securities LLC, and ASP Resins Merger Sub, Inc., a Delaware corporation (the “Merger Agreement”), the merger and the other transactions contemplated by the Merger Agreement. Under and subject to the terms of the Merger Agreement, shareholders of the Company will be entitled to receive $30.00 in cash for each share of common stock of the Company they own.

Pursuant to the DGCL, an information statement will be sent or provided to the stockholders of the Company as of January 24, 2022.

Item 8.01 Other Events.

On January 25, 2022, the Company issued a press release announcing receipt of the Written Consent. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	News Release dated January 25, 2022 titled “Hexion Holdings Stockholders Approve Acquisition by Affiliates of American Securities LLC”
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	January 25, 2022	/s/ George F. Knight
George F. Knight
Executive Vice President, Chief Financial Officer